Exhibit 10.2

AMENDED AND RESTATED ASBURY AUTOMOTIVE GROUP, INC.

KEY EXECUTIVE INCENTIVE COMPENSATION PLAN

(Effective January 1, 2004, Amended and Restated as of March 25, 2009)

SECTION 1. Purpose. The purpose of the Asbury Automotive Group, Inc. Key Executive Incentive Compensation Plan (the “Plan”) is to attract, retain and motivate highly qualified individuals who are key executives of Asbury Automotive Group, Inc. (the “Company”), and its subsidiaries and affiliates (together with the Company and their and its successors, “Asbury”); to obtain the best possible performance from each Participant; to further underscore the importance of achieving particular business objectives established for Asbury; and to include in Participants’ compensation package a bonus component that is tied directly to the achievement of those objectives. Such bonus component is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and the Plan shall be interpreted accordingly.

SECTION 2. Definitions. For the purposes of the Plan, the following terms shall have the following meanings:

“Asbury” shall have the meaning set forth in Section 1.

“Awards” shall mean the incentive awards made pursuant to the Plan.

“Board of Directors” shall mean the Board of Directors of the Company.

“Code” shall have the meaning set forth in Section 1.

“Committee” shall mean the Compensation Committee of the Board of Directors.

“Company” shall have the meaning set forth in Section 1.

“Covered Person” shall have the meaning set forth in Section 12(f).

“Eligible Employee” shall mean an Employee who is an executive officer of Asbury, as determined by the Committee.

“Employee” shall mean an individual who is on the active payroll of Asbury at any time during the period for which an Award is made under the Plan.

“Establishment Period” shall have the meaning set forth in Section 5.

“Participant” shall mean an Eligible Employee who is selected by the Committee to participate in the Plan.

“Performance Period” shall mean a full fiscal year of the Company or other period of time (which may be longer or shorter than a full fiscal year of the Company, to the extent consistent with Section 162(m) of the Code) determined by the Committee.

“Plan” shall have the meaning set forth in Section 1.

“Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder.

SECTION 3. Effective Date; Term. The Plan became effective as of January 1, 2004, and was approved by the Company’s stockholders at the Company’s 2004 Annual Meeting of Stockholders on June 3, 2004, and, subject to Section 9, shall remain in effect until such time as it shall be terminated by the Board of Directors. The Plan supersedes all previous bonus plans. The Plan was subsequently amended and restated to include the revised requirements of Section 409A of the Code, which amendment and restatement was approved by the Committee on November 21, 2008. The Plan is hereby further amended and restated to include additional performance criteria and to clarify provisions relating to the length of Performance Periods, which amendment and restatement was approved by the Committee on March 25, 2009.

SECTION 4. Maximum Awards. Awards payable with respect to any fiscal year of the Company to any Participant shall not exceed $5,000,000.

SECTION 5. Eligibility. (a) Within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) (the “Establishment Period”), the Committee shall select those Eligible Employees who shall participate in the Plan for such Performance Period. In determining those Eligible Employees who are selected to participate in the Plan, the Committee shall give consideration to the contribution made by the Employee to the achievement of Asbury’s established objectives and such other matters as it shall deem relevant. The Committee shall have the authority at any time prior to the payment of Awards for the applicable Performance Period to remove Participants from the Plan for that Performance Period.

(b) To be eligible to receive an Award, the Eligible Employee must be employed on the date Asbury makes payments with respect to Awards for the applicable Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Awards may be made to Eligible Employees who have retired or whose employment has terminated after the beginning of the Performance Period for which an Award is made, or to the designee or estate of an Eligible Employee who died prior to the date on which Asbury makes payments with respect to Awards for the applicable Performance Period, but not unless and until the Committee has certified attainment of the relevant performance goals in accordance with Section 7(b).

SECTION 6. Awards. (a) Subject to the terms of the Plan, the Committee shall have the authority to determine the terms of any Award.

(b) Within the Establishment Period, the Committee shall establish in writing (i) the length of the Performance Period, (ii) the Eligible Employees who shall participate in the applicable Performance Period, (iii) the target/maximum Award payable to each Participant and (iv) the performance goal(s) for Awards granted for that Performance Period. The performance goal(s) that may be selected by the Committee shall be based upon one or more of the following criteria: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on stockholders’ equity, (F) return on investment, (G) return on assets, (H) level or amount of acquisitions, (I) share price, (J) profitability/profit margins, (K) market share, (L) revenues or sales (based on units and/or dollars), (M) costs, (N) cash flow, (O) working capital, (P) objective measures of customer satisfaction, (Q) objective measures of objective measures of employee satisfaction, (R) expense levels and expense ratios, (S) gross margin and gross margin ratios, (T) employee turnover, (U) implementation of systems, (V) completion of projects, (W) level or amount of divestitures, (X) goals related to capitalization or restructuring of the balance sheet, and (Y) goals related to management or expense restructuring. The foregoing criteria may, as determined by the Committee, relate to the Company, one or more of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, within the Establishment Period, the Committee shall define, in writing and in an objective fashion, the manner of calculating the performance criteria it selects to use for the applicable Performance Period in order to determine whether the applicable performance goal(s) have been attained.

(c) The Committee is authorized at any time during the Establishment Period, or any time thereafter (but only to the extent the exercise of such authority after the Establishment Period would not cause the applicable Awards to fail to qualify as “qualified performance-based compensation” under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of performance goal(s) for the applicable Performance Period to the extent permitted under Section 162(m) of the Code (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or the financial statements of the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

SECTION 7. Payment of Awards. (a) Awards payable under the Plan for a Performance Period shall be paid in cash to Participants as soon as administratively possible following completion of the performance goal certifications required by Section 7(b), but in any event within the period required by Section 409A such that it qualifies as a “short-term deferral” pursuant to Section 1.409A-1(b)(4) of the Department of Treasury regulations, unless the Committee shall determine that any Award or any portion thereof shall be deferred pursuant to an approved deferred compensation plan in accordance with Section 409A. In no event may a Participant receive any payment (i) in respect of an Award unless and until, and only to the extent that, the performance goal(s) for the applicable Performance Period are achieved and certified by the Committee in accordance with Section 7(b) and (ii) of any Award in excess of the limitation set forth in Section 4.

(b) Following the completion of the applicable Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the performance goal(s) for the Performance Period have been achieved. If the applicable performance goal(s) have been achieved, the Committee shall then determine the actual size of each Participant’s Award for the Performance Period. In determining the actual size of an individual Award for a Performance Period, the Committee may, in its sole judgment, reduce or eliminate the maximum Award payable to the Participant for the Performance Period.

SECTION 8. Administration and Interpretation. (a) The Committee shall have full authority to administer the Plan. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Award, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan and the requirements of Section 162(m) of the Code.

(b) The Committee has sole responsibility for selecting Eligible Employees and Participants, establishing performance goals, setting Performance Periods, setting target/maximum Award amounts, certifying whether performance goals have been attained and determining actual Award amounts.

(c) Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

(d) In no event shall any discretionary authority granted to the Committee by the Plan be used to (i) provide payment in respect of any Award if the performance goal(s) for the applicable Performance Period have not been attained and certified by the Committee, (ii) increase an Award for any Participant following the Establishment Period or (iii) increase an Award above the maximum amount payable under Section 4 of the Plan.

SECTION 9. Amendment/Termination. The Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of Awards either temporarily or permanently; provided, however, that no amendment of the Plan that changes (i) the persons eligible to receive Awards under the Plan, (ii) the criteria that may be used to set performance goals under the Plan, as set forth in Section 6(b), or (iii) the maximum Award payable to an Eligible Employee, as set forth in Section 4, shall be effective before approval by shareholders in a manner that complies with the requirements of Section 162(m) of the Code.

SECTION 10. Special Awards and Other Plans. (a) Nothing contained in the Plan shall prohibit Asbury from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to Employees (including Eligible Employees).

(b) Payments or benefits provided to an Eligible Employee under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

SECTION 11. Rights of Eligible Employees. (a) Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Employee any right to continue in the employ of Asbury.

(b) No individual to whom an Award has been made or any other party shall have any interest in any asset of Asbury until such amount has been paid.

(c) No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

SECTION 12. Miscellaneous. (a) All expenses and costs incurred in connection with the operation of the Plan shall be borne by Asbury, and no part therefor (other than the amounts of Awards under the Plan) shall be charged against the maximum limitation of Section 4.

(b) All Awards are subject to withholding, where applicable, for Federal, state, local and foreign taxes.

(c) Any provision of the Plan that is held to be invalid, illegal or unenforceable (whether in whole or in part) shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions of the Plan shall not be affected thereby.

(d) The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of law).

(e) All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, including any purchaser of all or substantially all the assets of the Company.

(f) No member of the Board of Directors, the Committee or any employee of Asbury (each such person, a “Covered Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys’ fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company’s approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person’s bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company’s Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

(g) To the extent applicable, the Plan and the Awards shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under Section 409A.